            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
How to Obtain a TIN
If you don't have a TIN obtain Form SS-5, Application for a Social Security Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees Exempt From Backup Withholding
Payees specifically exempted from backup withholding include the following:

 . An organization exempt from tax under section 501(a), any IRA, or a custo-dial account under section 403(b)(7) if the account satisfies the require-ments of section 401(f)(2).
 . The United States or any of its agencies or instrumentalities, a state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.
 . A foreign government or any of its political subdivisions, agencies, or instrumentalities.
 .  An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

 .  A corporation.
 .  A foreign central bank of issue.
 . A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.
 . A futures commission merchant registered with the Commodity Futures Trad-ing Commission.
 .  A real estate investment trust.
 . An entity registered at all times during the tax year under the Investment Company Act of 1940.
 .  A common trust fund operated by a bank under section 584(a).
 .  A financial institution.
 .  A middleman known in the investment community as a nominee or custodian.
 .  A trust exempt from tax under section 664 or described in section 4947.

Exempt payees described above should file Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TIN, WRITE "EXEMPT" IN PART III AND SIGN AND DATE THE FORM.

Certain payments other than interest, dividends and patronage dividends not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Internal Revenue Code sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N.

Privacy Act Notice.--Section 6109 of the Internal Revenue Code requires you to give your correct TIN to persons who must file information returns with the IRS to report certain payments. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states and the District of Columbia to carry out their tax laws.

You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 31% of certain payments to a payee who does not give a TIN to a payer.

Penalties
(1) Penalty for Failure to furnish TIN.--If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) Civil and Criminal Penalties for False Information.--If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty. Willfully falsifying certifications or affirmations may also subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.
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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give to National City Bank, the Depositary.

   Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give to National City Bank.

---------------------------------------------
                             Give the
For this type of account:    SOCIAL SECURITY
                             number of--
---------------------------------------------
 1. Individual               The individual
 2. Two or more individuals  The actual owner
    (joint account)          (joint account)
                             of the account
                             or, if combined
                             funds, the first
                             individual on
                             the account(1)
 3. Custodian account of a   The minor(2)
    minor (Uniform Gift to
    Minors Act)
 4.a. The usual revocable    The grantor-
   savings trust account     trustee(1)
   (grantor is also
   trustee)
b. So-called trust account   The actual
   that is not a legal or    owner(1)
   valid trust under state
   law
 5. Sole proprietorship      The owner(3)
---------------------------------------------

                                        ------
                             Give the EMPLOYEE
For this type of account:    IDENTIFICATION
                             number of--
                                        ------
 6. A valid trust, estate    The legal
    or pension trust         entity(4)
 7. Corporate                The corporation
 8. Association, club,       The organization
    religious, charitable
    or educational tax-
    exempt organization
 9. Partnership              The partnership
10. A broker or              The broker or
    registered nominee       nominee
                                        ------

(1) List first and circle the name of the person whose number you furnish. If only one person has a social security number, that person's number must be furnished.
(2)  Circle the minor's name and furnish the minor's social security number.
(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or employer identification number (if you have one).
(4) List first and circle the name of the legal trust, estate or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated on the account title.)

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.